Exhibit 5.1




                                                                   July 14, 1998




S2 Golf, Inc.
18 Gloria Lane
Fairfield, NJ  07004

                  RE:      Registration on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for S2 Golf, Inc., a New Jersey corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,202,595 shares of the Company's common stock (the "Common Stock") issued and issuable under certain employee benefit plans (as defined in General Instruction A1 to Form S-8) and identified on the cover page of the Company's Registration Statement on Form S-8 (the "Plans") and the registration for resale of shares issued and issuable under the Plans to persons who may be considered affiliates of the Company as defined in Rule 405 under the Act.

     In connection with the registration, we have examined the following:

     (a) The Articles of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-8 (the "Registration Statement"), relating to the Common Stock, as filed with the SEC;

     (c)  The Plans; and

     (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.


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S2 Golf, Inc.
July 14, 1998
Page 2

     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications and assumptions:

     (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     (ii) We express no opinion on the laws of any jurisdiction other than the United States of America and the Business Corporation law of the State of New Jersey.

     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the Business Corporation Act of the State of New Jersey and the laws of the United States of America are concerned, it is our opinion that (i) the Common Stock issued and to be issued under the Plans has been duly authorized, and (ii) the Common Stock previously issued under the Plans was, and the Common Stock to be issued upon the exercise of options granted and to be granted under the Plans will be, when issued, legally issued, fully paid and non-assessable.

                                                Very truly yours,



                                                DOEPKEN KEEVICAN & WEISS
                                                PROFESSIONAL CORPORATION